EXHIBIT 99.1 www.casipharmaceuticals.com

CASI PHARMACEUTICALS ANNOUNCES APPOINTMENT OF RAJESH C.

SHROTRIYA, MD TO THE Board of Directors

ROCKVILLE, Md. (September 23, 2014) – CASI Pharmaceuticals, Inc. (Nasdaq: CASI), a biopharmaceutical company dedicated to the acquisition, development and commercialization of innovative therapeutics addressing cancer and other unmet medical needs for the global market with a primary focus on China, announces the appointment of Rajesh C. Shrotriya, MD, Chairman and Chief Executive Officer of Spectrum Pharmaceuticals, Inc. to its Board of Directors. The appointment was made in connection with the recently announced acquisition of greater China rights to three of Spectrum’s oncology drugs.

Wei-Wu He, Ph.D., CASI’s Chairman of the Board, commented on the appointment, “We are honored to have Dr. Shrotriya on our Board, and look forward to his contributions as the Company continues to expand its pipeline, including our recent addition of MARQIBO®, ZEVALIN® and Captisol-Enabled™ Mephalan. Dr. Shrotriya brings well over thirty years of industry experience, an extensive understanding of the competitive landscape, and a deep insight into the medical science behind current and future drug therapies.”

Dr. Shrotriya stated, “I am pleased to join CASI’s Board at this exciting time in the Company’s history. CASI has an impressive management team with track record of success in developing drugs. I look forward to contributing to CASI’s overall mission and strategic decision-making.”

Dr. Shrotriya is currently Chairman and Chief Executive Officer of Spectrum Pharmaceuticals, having first joined Spectrum in September 2000 as President and Chief Operating Officer and later appointed Chief Executive Officer in August 2002. Previously he was Executive Vice President and Chief Scientific Officer for SuperGen, Inc., and Vice President, Medical Affairs and Vice President, Chief Medical Officer at MGI Pharma, Inc. For 18 years he held various positions at Bristol-Myers Squibb Company, most recently Executive Director Worldwide CNS Clinical Research.

About CASI Pharmaceuticals, Inc.

CASI is a biopharmaceutical company dedicated to the acquisition, development and commercialization of innovative therapeutics addressing cancer and other unmet medical needs for the global market with a primary focus on China. CASI’s product pipeline includes exclusive regional rights to ZEVALIN® (ibritumomab tiuxetan), MARQIBO® (vinCRIStine sulfate LIPOSOME injection) and Captisol-EnabledTM (propylene glycol-free) melphalan (CE melphalan) in greater China (including Taiwan, Hong Kong and Macau). CASI’s development pipeline also includes its proprietary drug candidate ENMD-2076, a selective angiogenic kinase inhibitor currently in multiple Phase 2 oncology studies, and 2ME2 (2-methoxyestradial) currently under reformulation development. CASI is headquartered in Rockville, Maryland and has a wholly owned subsidiary and R&D operations in Beijing, China. More information on CASI is available at www.casipharmaceuticals.comand in the Company’s filings with the U.S. Securities and Exchange Commission.

CASI Pharmaceuticals, Inc. / 9620 Medical Center Drive / Suite 300 / Rockville, MD 20850

Phone 240.864.2600 /Fax 301.315.2437

Forward Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to the outlook for expectations for future financial or business performance, strategies, expectations and goals. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and no duty to update forward-looking statements is assumed. Actual results could differ materially from those currently anticipated due to a number of factors, including: the risk that we may be unable to continue as a going concern as a result of our inability to raise sufficient capital for our operational needs; the possibility that we may be delisted from trading on the Nasdaq Capital Market; the volatility in the market price of our common stock; the difficulty of executing our business strategy in China; our inability to enter into strategic partnerships for the development, commercialization, manufacturing and distribution of our proposed product candidate or future candidates; risks relating to the need for additional capital and the uncertainty of securing additional funding on favorable terms; risks associated with our product candidates; risks associated with any early-stage products under development; the risk that results in preclinical models are not necessarily indicative of clinical results; uncertainties relating to preclinical and clinical trials, including delays to the commencement of such trials; the lack of success in the clinical development of any of our products; dependence on third parties; and risks relating to the commercialization, if any, of our proposed products (such as marketing, safety, regulatory, patent, product liability, supply, competition and other risks). Such factors, among others, could have a material adverse effect upon our business, results of operations and financial condition. We caution readers not to place undue reliance on any forward-looking statements, which only speak as of the date made. Additional information about the factors and risks that could affect our business, financial condition and results of operations, are contained in our filings with the U.S. Securities and Exchange Commission, which are available at www.sec.gov.

COMPANY CONTACT:

CASI Pharmaceuticals, Inc.

240.864.2643

ir@casipharmaceuticals.com

INVESTOR CONTACT:

LHA

Kim Sutton Golodetz

212.838.3777

kgolodetz@lhai.com

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ZEVALIN®, and MARQIBO® are registered trademarks of Spectrum Pharmaceuticals, Inc. and its affiliates. Captisol-EnabledTM is the trademark property of its owner.